                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

                                                                       EXHIBIT 5

                                                                   July 30, 2002

The Hockey Company and Sport Maska Inc.
3500 Boulevard de Maisonneuve West, Suite 800
Montreal, Quebec
Canada H3Z 3C1

              Re:  Registration Statement on Form S-4 (No. 333-87648)

Ladies and Gentlemen:

    We have acted as United States counsel to The Hockey Company, a Delaware corporation (the "Parent Issuer"), and Sport Maska Inc., a New Brunswick corporation (the "Subsidiary Issuer" and, together with the Parent Issuer, the "Issuers"), in connection with the proposed offer and exchange (the "Exchange Offer") by the Issuers of (i) $125,000,000 aggregate principal amount of the Issuers' 11 1/4% Senior Secured Note Units due 2009 (the "Exchange Units"), each such Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Parent Issuer (the "Exchange Parent Notes") and $500 principal amount of
11 1/4% Senior Secured Notes of the Subsidiary Issuer (the "Exchange Subsidiary Notes" and, together with the Exchange Parent Notes, the "Exchange Notes"), which have been registered with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for (ii) an equal principal amount at maturity of their 11 1/4% Senior Secured Note Units due 2009 (the "Units"), each such Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Parent Issuer (the "Parent Notes") and $500 principal amount of 11 1/4% Senior Secured Notes of the Subsidiary Issuer (the "Subsidiary Notes" and, together with the Parent Notes, the "Notes"). The Exchange Units are to be issued pursuant to an Indenture, dated as of April 3, 2002 (the "Indenture"), by and among Issuers, The Bank of New York, as trustee (the "Trustee"), and the Subsidiary Guarantors named therein (the "Subsidiary Guarantors"), and pursuant to which the Parent Issuer fully and unconditionally guarantees, on a senior secured basis, to each holder of Subsidiary Notes and the Trustee, the payment and performance of the Subsidiary Issuer's obligations under the Indenture and the Subsidiary Notes (the "Parent Guarantee") and the Subsidiary Issuer fully and unconditionally guarantees, on a senior secured basis, to each holder of Parent Notes and the Trustee, the payment and performance of the Parent Issuer's obligations under the Indenture and the Parent Notes (the "Subsidiary Issuer Guarantee"), and all Subsidiary Guarantors, jointly and severally, fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Parent Issuer's and the Subsidiary Issuer's obligations under the Indenture and the Notes (the "Subsidiary Guarantor Guarantees" and, together with the Parent Issuer Guarantee and the Subsidiary Issuer Guarantee, the "Guarantees").

    We are giving this opinion in connection with the Registration Statement on Form S-4 (Registration No. 333-87648), as amended, relating to the Exchange Offer (the "Registration Statement"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

    In rendering this opinion, we have examined, among other things, (i) the Registration Statement, (ii) the Indenture, (iii) the form of Exchange Unit, Exchange Parent Note, Exchange Subsidiary Note and related Guarantees and
(iv) other documents delivered in connection with the Exchange Offer. In addition, we have examined originals or copies satisfactory to us of all such corporate records, agreements, certificates, powers of attorney, governmental orders, permits and other documents as we have deemed relevant and necessary as a basis of the opinions hereinafter expressed.

    In our examination of the aforesaid documents, we have assumed without independent investigation the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified, reproduced or conformed copies and the authenticity of all such original documents. In addition, we have assumed: (i) that the Indenture has been duly authorized by the Trustee and has been duly executed and delivered by each party thereto; (ii) the power, authority and
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The Hockey Company and Sport Maska Inc.
July 30, 2002
Page 2

legal right of each such party (including, without limitation, the Issuers) under all applicable laws and regulations to enter into, execute, deliver and perform its obligations under the Indenture; and (iii) the validity, binding effect and enforceability of the Indenture in accordance with its terms against the Trustee. In addition, we have assumed that the terms of the Units and the related Notes and the Exchange Units and related Exchange Notes have been established in accordance with the terms of the Indenture. With respect to the due authorization of the Indenture by all parties other than the Trustee, we have relied upon the following opinions, dated as of the date hereof: (A) the opinion of Stewart McKelvey Stirling Scales, with respect to Sport Maska Inc. and SLM Trademark Acquisition Canada Corp., attached hereto as Exhibit A,
(B) the opinion of Daschbach, Cooper, Hotchkiss & Csatari, P.A., with respect to Maska U.S., Inc., attached hereto as Exhibit B, and (C) the opinion of Advokatfirman Lindahl KB, with respect to Jofa Holding AB and Jofa AB, attached hereto as Exhibit C.

    As to any facts material to the opinions expressed below, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Parent Issuer and of officers, directors and other representatives of the Parent Issuer.

    Our opinion is subject to: (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers, and preferential transfers; and (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    To the extent that this opinion relates to the laws of any jurisdiction other than the State of New York, we have relied upon the opinions of each of Stewart McKelvey Stirling Scales, Daschbach, Cooper, Hotchkiss & Csatari and Advokatfirman Lindahl KB regarding their respective jurisdictions. The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof and the date of effectiveness of the Registration Statement, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof or the date of effectiveness of the Registration Statement.

    Based upon the foregoing examination and assumptions and in reliance thereon, it is our opinion that the Exchange Units, related Exchange Notes and related Guarantees, when issued in accordance with the terms of the Indenture, duly executed by the Issuers and the Subsidiary Guarantors (as the case may be), duly authenticated by the Trustee, and issued and delivered against exchange of the Units, related Notes and related Guarantees in accordance with the terms set forth in the Prospectus that forms a part of the Registration Statement, will constitute legal and binding obligations of the Issuers and the Subsidiary Guarantors (as the case may be) under the laws of the State of New York.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,
                                          /s/ MORGAN, LEWIS & BOCKIUS LLP

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                                                                       EXHIBIT A

                  [Letterhead of Stewart McKelvey Stirling Scales]

July 29, 2002

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

Dear Sirs:

Re: Registration Statement on Form S-4 (No. 333-87648)

    We have acted as New Brunswick counsel to Sport Maska Inc.(the "CORPORATION"), a New Brunswick corporation, and its subsidiary SLM Trademark Acquisition Canada Corporation (the "SUBSIDIARY"), a New Brunswick corporation, in connection with (1) a guarantee from the Corporation of the obligations of The Hockey Company (the "PARENT") dated April 3, 2002 and (2) a guarantee from the Subsidiary of the obligations of the Parent and the Corporation dated
April 3, 2002. All capitalized terms, not otherwise defined herein, shall have the meaning ascribed thereto in the Indenture.

EXAMINATIONS

    In connection with the opinions set out below, we have examined executed copies of each of the following documents:

1.  the Indenture; and

2. the Sport Maska Guarantee and the Guarantee executed by the Subsidiary (collectively, the "GUARANTEES").

In addition, we have also examined (i) the Resolutions of the Board of Directors dated March 27, 2002 of each of the Corporation and the Subsidiary and (ii) the Articles of Continuance and By-Laws, as amended, of each of the Corporation and the Subsidiary (the "CHARTER DOCUMENTS").

LAW

    The opinions hereinafter expressed are limited to the laws of the Province of New Brunswick applicable therein applicable as of the date of this opinion letter and accordingly, we express no opinion as to the laws of any other jurisdiction.

OPINIONS

    Based and relying upon the foregoing and subject to the limitations and qualifications, if any, set out herein, we are of the opinion that:

1. The Indenture has been duly and validly authorized by each of the Corporation and the Subsidiary.

2. The Guarantees made by each of the Corporation and the Subsidiary have been duly and validly authorized by such party.

3. Neither the execution, delivery or performance by (i) the Corporation and the Subsidiary of the Indenture, or (ii) the Corporation and the Subsidiary of the Guarantees to which it is a party, nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under
    (i) the Charter Documents, or (ii) any law, rule or regulation of the Province of New Brunswick.
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4.  No consent, approval, authorization or order of any New Brunswick court or
    New Brunswick governmental agency or body is required for the execution and delivery by the Corporation or the Subsidiary of the Indenture or the Guarantees to which they are a party.

                                    *******

    This opinion letter is being delivered to you solely for your benefit and only in connection with the transactions contemplated by the Indenture and Guarantees and the filing of the Registration Statement on Form S-4
(No. 333-87648) (the "REGISTRATION STATEMENT"). Without our written consent, and except as consented to below, this letter and the opinions expressed herein may not be:

1. relied upon by you for any other purpose or in connection with any other transaction, except in connection with or during the course of judicial or administrative proceedings in which the opinion may be relevant;

2.  relied upon by any other parties;

3.  quoted in whole or in part; or

4. furnished either in its original form or by copy to any other party except in connection with or during the course of judicial administrative proceedings in which the opinions may be relevant.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,
/s/ Stewart McKelvey Stirling Scales
STEWART MCKELVEY STIRLING SCALES

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                                                                       EXHIBIT B

         [Letterhead of Daschbach, Cooper, Hotchkiss & Csatari, P. A.]

                                          July 26th, 2002

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

    Re: Registration Statement on Form S-4 (No. 333-87648)

Ladies and Gentlemen:

    We have acted as special local counsel in the State of Vermont to Maska U.S., Inc. (the "Company") in connection with the preparation, execution and delivery of certain documents securing the obligations under the Indenture, dated as of April 3, 2002 (the "Indenture"), among The Hockey Company, Sport Maska Inc., The Bank of New York, as trustee (the "Trustee"), and the Guarantors, as defined therein. Unless otherwise defined herein, terms defined in the Indenture are used herein as therein defined.

    In connection with this opinion, we have examined originals or copies of, among other things, the following documents: (i) the Indenture (including the form of Parent Note, form of Subsidiary Issuer Note and form of Unit contained therein) and (ii) the form of Guarantee, pursuant to which the Company, jointly and severally, fully and unconditionally guarantees, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of The Hockey Company's and Sport Maska Inc.'s obligations under the Indenture and the Notes.

    We have further reviewed the Consent of the Company's Board of Directors to Action Taken in Lieu of Meeting dated March 7, 2002. Based upon our review of this document, it is our opinion that:

A. The Indenture has been duly and validly authorized by the Company and, when executed by the Company, was duly executed, issued and delivered and is a legal, valid and binding obligation of the Company.

B. The Guarantee made by the Company has been duly and validly authorized by the Company and, when executed by the Company, was duly executed, issued and delivered and is a legal, valid and binding obligation of the Company.

    Our opinions are based solely upon the existing laws of the State of Vermont, and we express no opinion as to the laws or regulations of any jurisdiction other than the State of Vermont which may be applicable to the transaction or documents referred to herein.

    This opinion is rendered in connection with the filing of the Registration Statement on Form S-4 (No. 333-87648) (the "Registration Statement"), and is intended solely for your guidance in connection therewith. Our opinion speak only as of April 3, 2002, and we assume no obligation to supplement this opinion if any applicable laws change after that date, or if we become aware of any facts that might change the opinions expressed herein after that date.

    This opinion is for the exclusive reliance of Morgan, Lewis & Bockius LLP and their assigns in connection with the filing of the Registration Statement on Form S-4 (No. 333-87648) and may not be used in any other context or circulated or quoted to, or relied upon by, any other person or entity for any purposes without our express consent.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent
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is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                       Very truly yours,

                                                       Daschbach, Cooper, Hotchkiss & Csatari, P.A.

                                                       By:            /s/ Darrell Hotchkiss
                                                            -----------------------------------------
                                                                        Darrell Hotchkiss

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                                                                       EXHIBIT C

                    [Letterhead of Advokatfirman Lindahl KB]

To
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

                                          Stockholm 26th July 2002
                                          85020/014:3

Dear Sirs,

    We have been asked to render a legal opinion as Swedish legal advisors with regard to the Guarantees and the Indenture (as defined below) entered into in connection with the issuance of 11 1/4% Senior Secured Note Units due 2009 by The Hockey Company and Sport Maska Inc. (together the "ISSUERS"). The Units were issued pursuant to the Indenture (the "INDENTURE") dated as of 3rd April 2002 by and among the Issuers, the Subsidiary Guarantors parties thereto and The Bank of New York as Trustee. Except as otherwise defined herein, all terms used herein and defined in the Indenture shall have the meanings ascribed to them therein.

1.  DOCUMENTS

    For purposes of this opinion, we have examined:

    (A) an executed copy of the Indenture including the guarantees (the "GUARANTEES") executed by Jofa Holding AB (corporate identity no 556457--7335)("JOFA HOLDING") and Jofa AB (corporate identity no 556563-7328)("JOFA") (together the "COMPANIES");

    (B) certified copies of minutes of an extraordinary general meeting of each of Jofa Holding and Jofa dated 2nd April 2002 approving the arrangements contemplated by the Guarantees; and

    (C) certified copies of resolutions and minutes from meetings of the board of directors of each of Jofa Holding and Jofa dated 2nd April 2002 approving the arrangements contemplated by the Guarantees and authorising their execution, delivery and performance.

The documents listed under (a)-(c) above are hereinafter referred to as the "DOCUMENTS".

2.  ASSUMPTIONS

    We have assumed:

    (i) that the Documents are or will be duly authorised, executed and delivered by or on behalf of, and are within the capacity and powers of, each of the parties thereto other than the Companies;

    (ii) the genuineness of all signatures and the authenticity and completeness of all Documents submitted to us and, the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, photostatic or facsimile copies and the conformity of Documents examined by us as draft Documents to Documents in their finally agreed form;

   (iii) the accuracy and completeness of all factual representations contained in Documents produced to us, and have therefore made no independent investigation thereof;

    (iv) that all Documents, authorisations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

    (v) that all parties to the Documents other than the Companies are duly formed and validly existing under the relevant jurisdictions;

    (vi) that the Indenture and the Guarantees are legal, valid and binding under the laws of the State of New York by which they are expressed to be governed;

   (vii) that there are no provisions of the laws of any jurisdiction other than Sweden which would have any implications on this opinion;

  (viii) that all necessary consents, authorisations and approvals whatsoever required in any relevant jurisdiction (other than Sweden) for the execution and performance of the Documents by each of the parties thereto have been, or will be obtained and that all necessary notices, filings, registrations and recordings required in any applicable jurisdiction (other than Sweden) in respect of the Documents have been, or will be, given or effected in accordance with the laws and regulations of every such applicable jurisdiction;

    (ix) that each of the Guarantees constitutes a duly created and valid guarantee, all in favour of the Bank of New York as trustee and the Holders of the Notes, enforceable against Jofa Holding and Jofa, respectively, pursuant to the laws of the State of New York; and

    (x) that none of the Companies has passed a winding-up or bankruptcy resolution, that no petition has been presented or order made by a court for the winding-up, bankruptcy, dissolution, composition or administration of either of the Companies and that no receiver, trustee, administrator or similar officer has been appointed in relation to any of the Companies or any such Company's assets or revenues (according to information received verbally on 2nd April 2002 from officials of the district courts where each Company is incorporated neither of the Companies has been declared bankrupt nor has any liquidator been appointed for any of them).

3.  OPINION

    On the basis of the foregoing and subject to the limitations, qualifications and reservations hereinafter set forth, we are of the opinion that so far as the present laws of Sweden are concerned:

    (A)  AUTHORISATIONS

    Each of Jofa Holding and Jofa has taken all necessary action to validly execute and deliver the Indenture and the Guarantees.

    (B)  DULY EXECUTED

    The Indenture and each of the Guarantees has been duly executed and delivered by or on behalf of each of Jofa Holding and Jofa and each of the obligations expressed to be assumed by each of Jofa Holding and Jofa constitutes a legal, valid and binding obligation on it enforceable under the laws of Sweden.

4.  LIMITATIONS, QUALIFICATIONS AND RESERVATIONS

    The foregoing opinion is subject to the following limitations, qualifications and reservations:

    (a) anything contained in this opinion is subject to all limitations resulting from bankruptcy, insolvency, liquidation, reorganisation and similar laws affecting the rights of creditors generally;

    (b) pursuant to the Swedish Contracts Act (SW: LAG (1915:218) OM AVTAL OCH ANDRA RATTSHANDLINGAR PA FORMOGENHETSRATTENS OMRADE), the terms of an agreement may be modified or set aside by a court to the extent that such terms are deemed to create unreasonable results even if the circumstances giving rise thereto have arisen after the agreement was entered into;

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
    (c) the availability of equitable remedies, including but not limited to injunction and specific performance, is restricted under Swedish law and is at the discretion of the court;

    (d) Swedish courts may award judgments in currencies other than Swedish Kronor, but the judgment debtor has the right to pay the judgment debt, even though denominated in a foreign currency, in Swedish Kronor at the rate of exchange prevailing at the date of payment; the obligation to pay a debt denominated in a foreign currency can be enforced only in Swedish Kronor at the rate of exchange prevailing at the date of enforcement; choice of currency provisions may not under Swedish law constitute a right to refuse payment in Swedish Kronor;

    (e) the enforcement of the rights of a party under an agreement may be limited by general time bar provisions or the doctrine of laches (i.e. the failure to promptly assert a claim);

    (f) the taking of proceedings in other jurisdictions may preclude the taking of simultaneous proceedings in Sweden, if the claims and the parties, respectively, in the proceedings are substantially identical;

    (g) repossession of property may only be carried out by the local enforcement authorities, unless the party in possession of the property voluntarily gives up possession at the time repossession is made;

    (h) provisions in the Documents specifying that provisions thereof may only be amended or waived in writing may not be enforceable to the extent that an oral agreement or an agreement implied by trade practice or course of conduct has been created modifying provisions of the Documents;

    (i) when enforcing the security created by an assignment, mortgage, pledge or other agreement the party enforcing such security, including its agents and any receiver appointed by him, is under a fiduciary duty to protect the interests of the party which has provided the security; the duty includes an obligation to notify such party of any sale of the collateral and to account for the proceeds of such sale; provisions in the Swedish Contracts Act prevent the enforcing party from foreclosing the security by taking over ownership of the collateral without accounting for the value thereof;

    (j) the right to recover damages may be limited to the extent the aggrieved party could have avoided damages by reasonable efforts;

    (k) whether the performance of a specific undertaking entered into by a Swedish limited liability company will contravene the provision on the distribution of assets (Chapter 12, Section 2 of the Swedish Companies
       Act) may depend on whether it was made for business reasons so as to involve corporate benefit for each of the Companies, the absence of which will have the effect that the performance of the undertaking, or part thereof, will contravene such provision to the extent that it would result in a payment exceeding the company's distributable profits, i.e. the unrestricted equity of each of the Companies. We do not however express any opinion as to whether any of the Companies can derive corporate benefit by entering into the Documents;

    (l) where any party is vested with a discretion or may determine a matter in its opinion, Swedish law may require that such discretion is exercised in good faith or that such opinion is based on reasonable grounds; and

    (m) a provision that a certain determination is conclusive and binding will not prevent judicial enquiry into the merits of any claim by the aggrieved party.

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5.  MISCELLANEOUS

    The opinion expressed herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Guarantees and the Indenture. In particular, no opinion is expressed as to any effects or implications of tax legislation on the transactions contemplated by the Guarantees and the Indenture referred to herein or as to any consequential effects or implications thereof.

    This opinion is limited to matters of Swedish law as presently in force, and no opinion is expressed or should be read as extending by implication or otherwise as to the laws of any other jurisdiction.

    This opinion is rendered in the Kingdom of Sweden and is given on the basis that it will be governed by and construed in accordance with Swedish law.

    This opinion is addressed to the addressees for their own use and benefit. It may not be relied upon by any person or entity other than the addressees set out above for any purpose other than in connection with the transactions contemplated by the Guarantees and the filing of the Registration Statement on Form S-4 (No. 333-87648) and is not to be furnished, used, circulated, quoted or otherwise referred to any other person, firm, corporation or governmental agency for any other purpose without our prior written consent.

    We assume no obligation to advise the addressees of any changes in the foregoing subsequent to the date set forth in the beginning of this opinion and this opinion speaks only as of that date.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully,

ADVOKATFIRMAN LINDAHL KB

/s/ Lars Fredborg                              /s/ Eric Ericsson
Lars Fredborg                                  Eric Ericsson

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